Exhibit 99.1

Vail Banks, Inc.

News Release

For Immediate Release	Contacts:
April 19, 2006	Raymond E. Verlinde	Brady T. Burt
	Sr. EVP/Chief Administrative Officer	EVP/Chief Financial Officer
	ray.verlinde@weststarbank.com	bburt@weststarbank.com
	970-328-9710	970-328-9711

Vail Banks Announces 50 Percent Increase in First Quarter Results

Vail Banks, Inc. (Nasdaq: VAIL) today reported diluted net income per share of $0.24 for the first quarter 2006 compared to $0.16 for first quarter 2005. Net income for the quarter was $1,313,000 versus $885,000 in the first quarter 2005.

Average loan balances increased $96.3 million, or 24 percent, compared to the first quarter of 2005. Average Loan balances increased $40.5 million during the first quarter. Core deposit balances plus deposit balances tied to repurchase agreements improved $23.1 million, or 5 percent, since Decmber 31, 2005. “Continued growth in our loan portfolio and increases in core deposit balances were the highlights of the quarter,” commented Gary Judd, CEO of Vail Banks, Inc. “Marketing and sales efforts were focused on growth in our core deposit products and deposit balances tied to repurchase agreements, which leverage our commitment to relationship banking,” Mr. Judd continued.

Average earning assets increased $46.6 million, or 8 percent, since the first quarter of 2005, while total average assets increased $43.8 million, or 7 percent, over the same period. Asset quality remains solid with only $3,000 in net charge-offs for the quarter compared to net charge-offs of $27,000 for the previous quarter. “The allowance for loan losses to total loans is at 0.93 percent compared to 0.92 percent for the previous quarter. Reflecting the strong loan growth during the quarter, we increased the loan loss provision to $215,000 during the quarter compared to $65,000 during the first quarter 2005,” stated Mr. Judd.

The growth in interest income on loans was 49 percent, or $3.3 million, compared to the first quarter of 2005. This increase, combined with a relatively low cost of funds, contributed to an increase in net interest income of 17 percent, or $1.2 million, for the first quarter of 2006 compared to the first quarter of 2005. Net interest margin, on a fully tax equivalent basis, was 5.49 percent for the quarter, compared to 5.11% for the same quarter in 2005.

Non-interest income remained stable for the quarter, compared to the first quarter 2005, increasing $79,000, or 6 percent. Service charges and other deposit related fees increased $27,000 from the first quarter of 2005. Mortgage broker fees realized a slight increase from the first quarter 2005. The other increases were in merchant fees and official check sales.

Non-interest expenses increased $495,000, or 7 percent, this quarter compared to the first quarter of 2005. Salaries and benefits contributed $383,000 to this increase, as the number of associates in direct customer contact positions increased over the past year supporting our strong loan and deposit growth, new branch openings, and the expansion of our cash management services. Occupancy expenses increased $112,000. The most significant factors contributing to this increase were increased energy costs and $60,000 related to increases in rent expenses. These increases were partially offset by decreases in furniture and equipment and maintenance contract expenses. The efficiency ratio for this quarter improved to 78 percent, from 84 percent for the first quarter 2005. “Driving improved efficiency for the Company while generating revenue growth is a continued focus of the Company in 2006. We will continue to review all operating expenses in an effort to improve efficiency while delivering on our commitment to provide service that exceeds the expectations of our customers,” stated Mr. Judd.

We have now completed the first year of our new brand, WestStar Bank. Expect Action, which was launched on April 5, 2005. “The benefits of this marketing campaign and a true shift to a customer-first mentality are evident in our results,” commented Mr. Judd.

At its meeting on April 17, the Board of Directors of Vail Banks declared a regular quarterly dividend of $0.07 per share payable May 12 to shareholders of record on April 28.

Vail Banks, Inc., through its subsidiary WestStar Bank, has 24 banking offices in 19 communities in Colorado, including Aspen, Avon, Breckenridge, Cedaredge, Delta, Denver, Dillon, Edwards, Estes Park, Frisco, Fruita, Glenwood Springs, Granby, Grand Junction, Gypsum, Montrose, Norwood, Telluride and Vail.

This news release contains forward-looking statements, including, without limitation, statements regarding certain of the Company’s goals and expectations with respect to net income, net income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and statements preceded by, followed by or that include the words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, “projects”, “outlook” or similar expressions. Actual results may differ from those set forth in the forward-looking statements. Factors that may cause actual results or earnings to differ materially from such forward-looking statements include, among others, the following: (1) the projected growth and profitability of the Company following the new branding and other business initiatives are lower than expected; (2) the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on the Company’s loan portfolio and allowance for loan losses; (3) the effects of, and changes in, inflation, interest rate, market and monetary fluctuations; (4) the development of competitive new products and services by the Company and its competitors; (5) the impact of changes in financial services’ laws and regulations or other unanticipated regulatory or judicial proceedings or ruling; (6) changes in consumer spending and saving habits; (7) adverse changes in financial performance and/or condition of the Company’s borrowers which could impact repayment of such borrowers’ outstanding loans; (8) the impact of changes in accounting principles; and (9) decision to downsize, sell or close branches or otherwise change the business mix of the Company. The foregoing list of factors is not exclusive and you should refer to the section entitled “Certain Factors Affecting Forward-Looking Statement in the Company’s annual report filed in Form 10-K with the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this news release.

Vail Banks, Inc.
Financial Highlights
(in thousands, except share data)
(unaudited)
	Three Months Ended

	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2006	2005	2005	2005	2005

Earnings and Performance
Net income	$1,313	$1,290	$1,343	$971	$885
Diluted net income per share	0.24	0.24	0.25	0.18	0.16
Return on assets	0.77%	0.75%	0.79%	0.60%	0.55%
Return on equity	8.29	8.03	8.59	6.39	5.95
Net interest margin (FTE)	5.49	5.53	5.07	5.00	5.11
Efficiency ratio	78	76	79	84	84
Return on tangible equity	18.92	18.51	20.57	15.69	14.86

Asset Quality Ratios
Net recoveries (charge-offs) to average loans	0.00%	(0.02)%	0.00%	0.05%	0.03%
Allowance for loan losses to loans	0.93	0.92	0.95	0.95	0.99
Non-performing assets to loan-related assets	0.25	0.13	0.14	0.14	0.54
Risk assets to loan-related assets (1)	0.30	0.14	0.47	0.18	0.80

Capital Ratios
Equity to assets at period end	9.18%	9.29%	9.33%	9.44%	8.81%
Tangible equity to assets at period end	4.06	4.03	3.96	3.93	3.55
Leverage ratio	8.14	8.24	8.13	8.12	8.01
Tier 1 capital ratio	9.87	10.00	10.61	10.70	10.14
Total capital ratio	11.18	11.13	11.84	12.05	11.62

Other Information at Period End
Book value per share	$11.54	$11.37	$11.19	$11.05	$10.84
Tangible book value per share	5.11	4.93	4.75	4.61	4.37
Closing market price	16.11	15.00	14.00	14.64	13.13
Shares outstanding	5,606,235	5,606,235	5,604,235	5,604,235	5,578,824
Associates	261	256	256	254	243
Banking offices	24	24	24	23	23

(1)	Risk assets are non-performing assets plus loans 90 days or more past due and accruing.

Vail Banks, Inc.
Balance Sheet
(in thousands, except share data)

	March 31,	December 31,	Percent
Assets	2006	2005	Change
	(unaudited)	(unaudited)

Cash and due from banks	$18,854	$20,728	(9)%
Federal funds sold	13,520	10,630	27
Investment securities
Available for sale	83,852	87,265	(4)
Held to maturity	166	175	(5)
Investments in Trust I and Trust II	743	743	0
Gross loans	507,461	487,101	4
Allowance for loan losses	(4,685)	(4,473)	5
Net deferred loan fee income	(1,074)	(1,117)	(4)
Investment in bank stocks	4,583	4,558	1
Premises and equipment, net	38,383	38,686	(1)
Goodwill, net	35,970	35,970	0
Other intangible assets, net	109	119	(8)
Other assets	7,088	5,934	19
	$704,970	$686,319	3%

Liabilities and Shareholders' Equity

Liabilities
Deposits	$557,475	$552,508	1%
Securities sold under agreements to repurchase	28,021	12,470	125
Federal Home Loan Bank advances	23,967	25,759	(7)
Subordinated notes to Trust I and Trust II	24,743	24,743	0
Other liabilities	3,535	4,606	(23)
Total liabilities	637,741	620,086	3

Minority interest	2,523	2,500	1

Shareholders' equity
Common equity	65,858	64,770	2
Accumulated other comprehensive loss	(1,152)	(1,037)	11
Total shareholders' equity	64,706	63,733	2
	$704,970	$686,319	3%

Loan Mix at Period End
Commercial, industrial, and agricultural	$172,585	$168,110	3%
Real estate--construction	229,472	222,857	3
Real estate--mortgage	99,404	88,679	12
Consumer	6,000	7,455	(20)
Total gross loans	$507,461	$487,101	4%

Deposit Mix at Period End
Interest bearing checking	$95,640	$97,058	(1)%
Savings	30,012	30,860	(3)
Money market	220,427	201,329	9
CDs under $100,000	41,479	42,516	(2)
CDs $100,000 and over	45,907	47,495	(3)
Interest bearing deposits	433,465	419,258	3
Non-interest bearing checking	124,010	133,250	(7)
Total deposits	$557,475	$552,508	1%
Shares Outstanding at Period End	5,606,235	5,606,235	0%

Vail Banks, Inc.
Statement of Income by Quarter
(in thousands, except share data)
(unaudited)

	Three Months Ended

	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2006	2005	2005	2005	2005

Interest income
Interest on loans	$10,023	$9,179	$8,042	$7,410	$6,705
Fees on loans	840	1,149	874	833	909
Interest on investment securities	845	846	852	1,028	1,371
Interest on federal funds sold	79	273	499	219	192
Investments in Trust I and Trust II	19	19	19	19	19
Total interest income	11,806	11,466	10,286	9,509	9,196
Interest expense
Deposits	2,667	2,342	1,962	1,623	1,329
Borrowings	255	275	279	241	364
Securities sold under agreements to repurchase	221	133	122	98	25
Federal funds purchased	7	-	-	-	-
Subordinated notes to Trust I and Trust II	631	631	631	630	631
Total interest expense	3,781	3,381	2,994	2,592	2,349
Net interest income	8,025	8,085	7,292	6,917	6,847

Provision for loan losses	215	450	50	(36)	65
Net interest income after provision	7,810	7,635	7,242	6,953	6,782

Non-interest income
Deposit related	647	689	648	645	620
Mortgage broker fees	403	585	588	459	394
Gain (loss) on sale of fixed assets	-	(28)	-	11	(8)
Other	464	494	887	426	429
Total non-interest income	1,514	1,740	2,123	1,541	1,435
Non-interest expense
Salaries and employee benefits	4,578	4,368	4,596	4,109	4,195
Occupancy	976	881	837	909	864
Furniture and equipment	616	639	646	650	683
Amortization of intangible assets	10	10	10	10	10
Other	1,281	1,582	1,285	1,397	1,214
Total non-interest expense	7,461	7,480	7,374	7,075	6,966

Income before taxes	1,863	1,895	1,991	1,419	1,251
Income tax expense	550	605	648	448	366
Net Income	$1,313	$1,290	$1,343	$971	$885

Diluted net income per share	$0.24	$0.24	$0.25	$0.18	$0.16

Vail Banks, Inc.
Statement of Income
(in thousands, except share data)
(unaudited)

	Three months ended March 31,		Percent
	2006	2005	Change

Interest income
Interest on loans	$10,023	$6,705	49%
Fees on loans	840	909	(8)
Interest on investment securities	845	1,371	(38)
Interest on federal funds sold	79	192	(59)
Investments in Trust I and Trust II	19	19	0
Total interest income	11,806	9,196	28
Interest expense
Deposits	2,667	1,329	101
Borrowings	255	364	(30)
Securities sold under agreements to repurchase	221	25	784
Federal funds purchased	7	0	0
Subordinated notes to Trust I and Trust II	631	631	0
Total interest expense	3,781	2,349	61
Net interest income	8,025	6,847	17
Provision for loan losses	215	65	231
Net interest income after provision	7,810	6,782	15
Non-interest income	1,514	1,435	6
Non-interest expense	7,461	6,966	7
Income before taxes	1,863	1,251	49
Income taxes	550	366	50
Net Income	$1,313	$885	48%

Diluted net income per share	$0.24	$0.16	50%
Weighted average shares outstanding - diluted	5,467,889	5,471,918	0

Profitability Ratios
Return on assets	0.77%	0.55%
Return on equity	8.29	5.95
Net interest margin (FTE)	5.49	5.11
Net (charge-offs) / recoveries	0.00	(0.03)
Efficiency ratio	78	84

Average Balances
Assets	$694,934	$651,133	7%
Earning assets	600,777	554,155	8
Loans	498,619	402,340	24
Deposits	550,701	517,286	6
Shareholders' equity	64,235	60,282	7

Vail Banks, Inc.
Supplemental Information
(in thousands)
(unaudited)

	Three Months Ended

	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2006	2005	2005	2005	2005

Average Balances
Assets	$694,934	$682,827	$673,080	$654,444	$651,133
Earning assets	600,777	588,081	580,370	561,978	554,155
Loans	498,619	458,128	421,678	411,495	402,340
Deposits	550,701	545,361	536,756	523,298	517,286
Interest bearing liabilities	497,516	483,324	477,432	468,261	465,834
Shareholders' equity	64,235	63,748	62,001	60,937	60,282

Average Deposit Mix
Interest bearing checking	96,058	94,426	91,277	93,380	93,637
Savings	30,587	31,336	31,778	31,787	31,560
Money market	210,410	197,545	181,233	162,355	147,308
CDs under $100,000	41,996	43,205	45,736	48,993	50,663
CDs $100,000 and over	46,109	49,919	59,049	67,114	74,850
Interest bearing deposits	425,160	416,431	409,073	403,629	398,018
Non-interest bearing checking	125,541	128,930	127,683	119,669	119,268
Total deposits	$550,701	$545,361	$536,756	$523,298	$517,286

Net Interest Margin Analysis
Net interest income	$8,025	$8,085	$7,292	$6,917	$6,847
Fully taxable equivalent adjustment	110	116	111	76	140
Net interest income (FTE)	8,135	8,201	7,403	6,993	6,987

Yields (FTE)
Loans	8.84%	8.94%	8.39%	8.04%	7.67%
Investment securities	4.50	4.05	3.87	3.75	5.15
Other earning assets	3.10	3.98	3.59	3.09	2.77
Total earning assets	8.04	7.81	7.11	6.84	6.83

Cost of funds
Interest bearing deposits	2.54	2.23	1.90	1.61	1.35
Other interest bearing liabilities	6.26	6.16	5.99	6.01	6.10
Total interest bearing liabilities	3.09	2.78	2.49	2.22	2.05
Total interest expense to earning assets	2.55	2.28	2.04	1.84	1.72
Net interest margin (FTE)	5.49%	5.53%	5.07%	5.00%	5.11%

Vail Banks, Inc.
Asset Quality
(in thousands)
(unaudited)

	Three Months Ended

	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2006	2005	2005	2005	2005

Asset Quality
Nonaccrual loans	$188	$41	$0	$0	$1,391
Restructured loans	0	0	0	0	0
Total non-performing loans	188	41	0	0	1,391
Foreclosed properties	1,093	572	617	589	802
Total non-performing assets	1,281	613	617	589	2,193
90+ days past due and accruing	247	83	1,399	181	1,053
Total risk assets	$1,528	$696	$2,016	$770	$3,246

Allowance for Loan Losses
Beginning Balance	$4,473	$4,050	$4,003	$3,989	$3,895
Provision (credit) for loan losses	215	450	50	(36)	65
Loan charge-offs	(4)	(28)	(7)	(1)	(24)
Loan recoveries	1	1	4	51	53
Net (charge-offs) recoveries	(3)	(27)	(3)	50	29
Ending Balance	$4,685	$4,473	$4,050	$4,003	$3,989

Net Recoveries (Charge-Offs) to Average Loans	0.00%	(0.02)%	0.00%	0.05%	0.03%

Loans Past Due 30 Days or More and Accruing to Total Loans	0.78	0.43	0.43	0.07	0.31